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                             AMENDED AND RESTATED BYLAWS


                                          OF


                                   ADAMS GOLF, INC.


                               (A DELAWARE CORPORATION)





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                             AMENDED AND RESTATED BYLAWS

                                          OF

                                   ADAMS GOLF, INC.

                               (A DELAWARE CORPORATION)


                                      ARTICLE I

                                       OFFICES

     SECTION 1.1. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     SECTION 1.2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                      ARTICLE II

                               MEETINGS OF STOCKHOLDERS

     SECTION 2.1. ANNUAL MEETINGS. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place within or without the State of Delaware, and on such date and at such hour of the day as the Board of Directors shall determine.

     SECTION 2.2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by order of the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or the whole Executive Committee. Special meetings of the stockholders of the Corporation may not be called by any other person or persons. Special meetings of the stockholders shall be held at such place within or without the State of Delaware, on such date, and at such time as may be designated by the person or persons calling the meeting.

     SECTION 2.3. NOTICE OF MEETINGS. Written notice of every meeting of stockholders, stating the time, place and purposes thereof, shall be given personally or by mail at least ten (10), but not more than sixty (60), days (except as otherwise provided by law) before the date of such meeting to each person who appears on the stock transfer books of the Corporation as a stockholder and who is entitled to vote at such meeting. If such notice is mailed, it shall be directed to such stockholder at his address as it appears on the stock transfer books of the Corporation.

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     SECTION 2.4.   QUORUM.  At any meeting of the stockholders the holders of a majority of the shares of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for all purposes, except where otherwise provided by law or in the Certificate of Incorporation. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment, provided that any action (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     SECTION 2.5. ADJOURNMENTS. If at any meeting of stockholders a quorum shall fail to attend in person or by proxy, the holders of a majority of the shares present in person or by proxy and entitled to vote at such meeting may adjourn the meeting from time to time until a quorum shall attend, and thereupon any business may be transacted which might have been transacted at the meeting as originally called. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed, notice of the adjourned date shall be given.

     SECTION 2.6. ORGANIZATION; MEETING RULES. The Chairman of the Board, if one is elected, and in his absence the President, and in their absence the Vice President, shall call meetings of the stockholders to order and shall act as chairman thereof. The Secretary or an Assistant Secretary of the Corporation shall act as secretary at all meetings of the stockholders when present, and, in the absence of both, the presiding officer may appoint any person to act as secretary. The chairman of any meeting of stockholders shall determine the order of business and the rules and procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as he may deem appropriate in his discretion.

     SECTION 2.7. VOTING. At each meeting of the stockholders, each holder of the shares of Common Stock shall be entitled to one vote on such matter for each such share and may exercise such voting right either in person or by proxy appointed by an instrument in writing subscribed by such stockholder or his duly authorized attorney. No such proxy shall be voted or acted upon after eleven (11) months from its date unless the proxy provides for a longer period. Voting need not be by ballot. All elections of directors shall be decided by a plurality vote and all questions decided and actions authorized by a majority vote, except as otherwise required by law.

     SECTION 2.8. INSPECTORS. At any meeting of stockholders, inspectors of election may be appointed by the presiding officer of the meeting for the purpose of opening and closing the polls, receiving and taking charge of the proxies, and receiving and counting the ballots or the vote of stockholders otherwise given. The inspectors shall be appointed by the presiding officer of the meeting, shall be sworn to faithfully perform their duties, and shall in writing certify to the returns. No candidate for election as director shall be appointed or act as inspector.

     SECTION 2.9. STOCKHOLDER LIST. At least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares

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registered in the name of such stockholder, shall be prepared and held open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for said ten (10) days either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 2.10. BUSINESS TO BE TRANSACTED AT MEETINGS. At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a special meeting, business must be specified in the notice of the meeting (or any supplement thereto). To be properly brought before an annual meeting, business must be (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must, in addition to any requirements imposed by federal securities law or other laws, have given timely notice thereof in writing to the secretary of the Corporation. To be timely for an annual meeting, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, no later than ninety (90) days prior to the scheduled meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, if less than one hundred (100) days notice or prior public disclosure of the date of the scheduled meeting is given, notice by the stockholders must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which public disclosure was made. A stockholder's notice to the secretary with regard to an annual meeting shall set forth as to each matter that the stockholder proposes to bring before the meeting, (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholders supporting such proposal, (c) the class and number of shares of the Corporation that are beneficially owned by the supporting stockholders on the date of the presenting stockholders' notice and (d) any material interest of the presenting or supporting stockholders in such business. The Chairman of the meeting may refuse to bring before a meeting any business not properly brought before the meeting in compliance with this section.

                                     ARTICLE III

                                      DIRECTORS

     SECTION 3.1. FUNCTIONS AND NUMBER. The property, business and affairs of the Corporation shall be managed and controlled by a Board of Directors, who need not be stockholders, citizens of the United States or residents of the State of Delaware. The number of members which shall constitute the Board of Directors shall be determined from time to time by resolution of the Board of Directors or by the stockholders at an annual or special meeting held for that purpose, but no decrease in the Board of Directors shall have the effect of shortening the term of an incumbent director. Upon approval of these Amended and Restated Bylaws, the

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Board of Directors shall consist of nine (9) members, such number to constitute the whole Board. The use of the phrase "whole Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies. Except as otherwise provided by law or in these Bylaws or in the Certificate of Incorporation, the directors shall be elected by the stockholders entitled to vote at the annual meeting of stockholders of the Corporation. Subject to law, to the Certificate of Incorporation and to the other provisions of these Bylaws, each director shall hold office until his or her term of office expires and until his or her successor shall have been elected and qualified. The directors shall be divided, with respect to the terms for which they severally hold office, into three (3) classes, hereby designated as Class I, Class II and Class III. Each class shall have at least three (3) directors and the three (3) classes shall be as nearly equal in number as possible. The initial term of office of the Class I, Class II and Class III directors, elected at the 1998 annual meeting of stockholders, shall expire at the next succeeding annual meeting of stockholders, the second succeeding annual meeting of stockholders and the third succeeding annual meeting of stockholders, respectively. At each annual meeting of stockholders after 1999, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election.

     SECTION 3.2. REMOVAL. Any director may be removed by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock only for cause.

     SECTION 3.3. VACANCIES. Unless otherwise provided in the Certificate of Incorporation or in these Bylaws, vacancies among the directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Vacancies that occur on the Board of Directors during the year may be filled by the Board of Directors as hereinabove provided for the unexpired term of the vacating directors predecessor in office.

     SECTION 3.4. PLACE OF MEETING. The directors may hold their meetings and may have one or more offices and keep the books of the Corporation (except as otherwise may at any time be provided by law) at such place or places within or without the State of Delaware as the Board may from time to time determine.

     SECTION 3.5. ANNUAL MEETING. The newly elected Board may meet for the purpose of organization, the election of officers and the transaction of other business, at such time and place within or without the State of Delaware as shall be fixed as provided in Section 3.7 of this Article for special meetings of the Board of Directors.

     SECTION 3.6. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place within or without the State of Delaware as the Board of Directors shall from time to time by resolution determine and no notice of such regular meetings shall be required.

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     SECTION 3.7.   SPECIAL MEETINGS.  Special meetings of the Board of
Directors shall be held whenever called by the direction of the President or of one-third of the directors then in office. The Secretary or some other officer or director of the Corporation shall give notice to each director of the time and place of each special meeting by mailing the same at least three
(3) days before the meeting or by telexing, telegraphing or telephoning the same not later than the day before the meeting, at the residence address of each director or at his usual place of business. Special meetings of the Board shall be held at such place within or without the State of Delaware as shall be specified in the call for the meeting. Unless expressly required by statute, by the Certificate of Incorporation or by the Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice of a meeting.

     SECTION 3.8. QUORUM. Except as otherwise provided by law or in the Certificate of Incorporation, a majority of the directors in office shall constitute a quorum for the transaction of business. A majority of those present at the time and place of any regular or special meeting, if less than a quorum be present, may adjourn from time to time without notice, until a quorum be had. The act of a majority of directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation.

     SECTION 3.9. COMPENSATION. The Board of Directors shall have the authority to fix by resolution the compensation of directors.

     SECTION 3.10. ORGANIZATION. At all meetings of the Board of Directors, the President, or in his absence the Vice President if he is a member of the Board, or in their absence, a chairman chosen by the directors shall preside. The Secretary or an Assistant Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the absence of both, the presiding officer may appoint any person to act as secretary.

     SECTION 3.11. TELEPHONE MEETINGS. Any member of the Board of Directors may participate in any meeting of such Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in any meeting pursuant to this provision shall constitute presence in person at such meeting.

     SECTION 3.12. INFORMAL ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all the members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

     SECTION 3.13. NOMINATION OF DIRECTOR CANDIDATES. Subject to the rights of the holders of Preferred Stock or any other class of capital stock of the Corporation (other than Common Stock) or any series of any of the foregoing that has been outstanding, nominations for the election of directors may be made by the Board of Directors, by any duly appointed committee thereof or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at any meeting may nominate persons for


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election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States Mail, postage prepaid, to the Secretary of the Corporation not later than ninety (90) days prior to the scheduled meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; PROVIDED, HOWEVER, if less than one hundred (100) days notice or prior public disclosure of the date of the scheduled meeting is given, notice by the stockholders must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which public disclosure was made. Each such notice shall set forth: (a) the name, age, business address and residence address of the person or persons intended to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such requirements been applicable and each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with this section.

                                      ARTICLE IV

                                      COMMITTEES

     SECTION 4.1. EXECUTIVE COMMITTEE. The Board of Directors, by a resolution passed by a vote of a majority of the whole Board, may appoint an Executive Committee of one or more directors, which to the extent permitted by law and in said resolution shall, during the intervals between the meetings of the Board of Directors, in all cases where special directions shall not have been given by the Board, have and exercise the powers of the Board of Directors, including those powers enumerated in these Bylaws which are not specifically reserved to the Board of Directors, in the management of the property, business and affairs of the Corporation; provided, however, that the Executive Committee shall not have any power or authority to amend the Certificate of Incorporation, to adopt any agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, to recommend to the stockholders a dissolution of the Corporation or a revocation of dissolution, to amend the Bylaws of the Corporation, to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger. The Executive Committee shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.
 The Board of Directors shall appoint the Chairman of the Executive Committee. The members of the Executive Committee shall receive such compensation and fees as from time to time may be fixed by the Board of Directors.

     SECTION 4.2. ALTERNATES AND VACANCIES. The Board of Directors may designate one or more directors as alternate members of the Executive Committee who may replace any

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absent or disqualified member at any meeting of the Executive Committee.  In the absence or disqualification of a member of the Executive Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. All other vacancies in the Executive Committee shall be filled by the Board of Directors in the same manner as original appointments to such Committee.

     SECTION 4.3. COMMITTEES TO REPORT TO BOARD. The Executive Committee shall keep regular minutes of its proceedings and all action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action.

     SECTION 4.4. PROCEDURE. The Executive Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. The presence of a majority of the then appointed number of each committee created pursuant to this Article IV shall constitute a quorum and in every case an affirmative vote by a majority of the members of the committee present and not disqualified from voting shall be the act of the committee.

     SECTION 4.5. OTHER COMMITTEES. From time to time the Board of Directors by a resolution adopted by a majority of the whole Board may appoint any other committee or committees for any purpose or purposes, to the extent lawful, which shall have such powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

     SECTION 4.6. TERMINATION OF COMMITTEE MEMBERSHIP. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors, or any subcommittee thereof.

                                      ARTICLE V

                                       OFFICERS

     SECTION 5.1. EXECUTIVE OFFICERS. The executive officers of the Corporation may consist of a Chairman of the Board, a President and Chief Executive Officer, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be elected annually by the Board of Directors. Unless otherwise provided in the resolution of election, each officer shall hold office until the next annual election of directors and until his successor shall have been qualified. Any two of such offices may be held by the same person.

     SECTION 5.2. SUBORDINATE OFFICERS. The Board of Directors may appoint one or more Assistant Secretaries, one or more Assistant Treasurers and such other subordinate officers and agents as it may deem necessary or advisable, for such term as the Board of Directors shall fix in such appointment, who shall have such authority and perform such duties as may from time to time be prescribed by the Board.


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     SECTION 5.3.   COMPENSATION.  The Board of Directors shall have the
power to fix the compensation of all officers, agents and employees of the Corporation, which power, as to other than elected officers, may be delegated as the Board of Directors shall determine.

     SECTION 5.4. REMOVAL. All officers, agents and employees of the Corporation shall be subject to removal, with or without cause, at any time by affirmative vote of the majority of the whole Board of Directors whenever, in the judgment of the Board of Directors, the best interests of the Corporation will be served thereby. The power to remove agents and employees, other than officers or agents elected or appointed by the Board of Directors, may be delegated as the Board of Directors shall determine.

     SECTION 5.5. CHAIRMAN OF THE BOARD. If a Chairman of the Board is elected, he shall be chosen from among the members of the Board of Directors and shall preside at all meetings of the directors and the stockholders of the Corporation. The Chairman of the Board shall, in general, have supervisory power over the Chief Executive Officer and all other officers of the Corporation.

     SECTION 5.6. THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief operating officer of the Corporation and shall be responsible for insuring that the President of the Corporation is capable of fulfilling his duties to the Corporation and shall perform such other duties as the Board of Directors shall prescribe.

     SECTION 5.7. THE PRESIDENT. The President shall have the general powers and duties of supervision and management of the Corporation, shall report directly to the Chief Executive Officer, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall preside at all meetings of the stockholders and directors at which he is present. The President shall also perform such other duties as may from time to time be assigned to him by the Board of Directors.

     SECTION 5.8. VICE PRESIDENTS. Each Vice President shall perform such duties and shall have such authority as from time to time may be assigned to him by the Board of Directors or the President.

     SECTION 5.9. THE TREASURER. The Treasurer shall have the general care and custody of all the funds and securities of the Corporation which may come into his hands and shall deposit the same to the credit of the Corporation in such bank or banks or depositaries as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation, and the Treasurer shall pay out and dispose of the same under the direction of the Board of Directors. He shall have general charge of all securities of the Corporation and shall in general perform all duties incident to the position of Treasurer.

     SECTION 5.10. THE SECRETARY. The Secretary shall keep the minutes of all proceedings of the Board of Directors and the minutes of all meetings of the stockholders and also, unless otherwise directed by such committee, the minutes of each standing committee, in books provided for that purpose, of which he shall be the custodian; he shall attend to the giving


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and serving of all notices for the Corporation; he shall have charge of the seal of the Corporation, of the stock certificate books and such other books and papers as the Board of Directors may direct; and he shall in general perform all the duties incident to the office of Secretary and such other duties as may be assigned to him by the Board of Directors.

     SECTION 5.11. VACANCIES. All vacancies among the officers for any cause shall be filled only by the Board of Directors.

     SECTION 5.12. BONDING. The Board of Directors shall have power to require any officer or employee of the Corporation to give bond for the faithful discharge of his duties in such form and with such surety or sureties as the Board of Directors may deem advisable.

                                      ARTICLE VI

                                        STOCK

     SECTION 6.1. FORM AND EXECUTION OF CERTIFICATES. The shares of stock of the Corporation shall be represented by certificates in such form as shall be approved by the Board of Directors; provided that the Board of Directors of the Corporation may provide by resolution that some or all of any or all classes or series of its stock (other than the Common stock of the Corporation) shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation; and, notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and every holder of uncertificated shares shall be entitled to a certificate or certificates representing his shares upon delivery of a written request therefor to the
Secretary of the Corporation.   The certificates shall be signed by the
President or the Vice President and the Treasurer or the Secretary or an Assistant Treasurer or Assistant Secretary, except that where any such certificates shall be countersigned by a transfer agent and by a registrar, the signatures of any of the officers above specified, and the seal of the Corporation upon such certificates, may be facsimiles, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

     SECTION 6.2. REGULATIONS. The Board of Directors may make such rules and regulations consistent with any governing statute as it may deem expedient concerning the issue, transfer and registration of certificates of stock and concerning certificates of stock issued, transferred or registered in lieu or replacement of any lost, stolen, destroyed or mutilated certificates of stock.

     SECTION 6.3. FIXING OF RECORD DATE. For the purpose of determining the stockholders entitled to notice of, and to vote at, any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or


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exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders, and all persons who are stockholders of record on the date so fixed, and no others, shall be entitled to notice of, and to vote at, such meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or to take any other lawful action, as the case may be. Such record date shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action, provided that any record date established by the Board of Directors may not precede the date of the resolution establishing the record date. The record date for determining stockholders entitled to consent to corporate actions in writing shall not be more than ten (10) days after the date upon which the resolution fixing the record date was adopted. If no record date is established prior to an action undertaken by consent, the record date shall be, if no action of the Board of Directors is required, the first date on which a signed written consent setting forth the action taken is delivered to the corporation. If action by the Board of Directors is required, the record date shall be the close of business on the day the board adopts the resolution taking the prior action.

     SECTION 6.4. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint a transfer agent or transfer agents and a registrar or registrars for any or all classes of the capital stock of the Corporation, and may require stock certificates of any or all classes to bear the signature of either or both.

                                     ARTICLE VII

                                         SEAL

     SECTION 7.1. SEAL. The seal of the Corporation shall be circular in form and contain the name of the Corporation, the year of its organization, and the words "CORPORATE SEAL, DELAWARE", which seal shall be in charge of the Secretary to be used as directed by the Board of Directors.

                                     ARTICLE VIII

                                     FISCAL YEAR

     SECTION 8.1. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year unless otherwise fixed by resolution of the Board of Directors.

                                      ARTICLE IX

                                   WAIVER OF NOTICE

     SECTION 9.1. WAIVER OF NOTICE. Any person may waive any notice required to be given by law, in the Certificate of Incorporation or under these Bylaws by attendance in person, or by proxy if a stockholder, at any meeting, except when such person attends a meeting


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for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or by a writing signed by the person or persons entitled to said notice, whether before or after the time stated in said notice, which waiver shall be deemed equivalent to such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee appointed by the Board of Directors need be specified in any written waiver of notice.

                                      ARTICLE X

             CHECKS, NOTES, DRAFTS, CONTRACTS, VOTING OF SECURITIES, ETC.

     SECTION 10.1. CHECKS, NOTES, DRAFTS, ETC. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

     SECTION 10.2. EXECUTION OF CONTRACTS, DEEDS, ETC. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 10.3. PROVISION REGARDING CONFLICTS OF INTERESTS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

          (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders.

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     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     SECTION 10.4. VOTING OF SECURITIES OWNED BY THE CORPORATION. Subject always to the specific directions of the Board of Directors, any share or shares of stock or other securities issued by any other corporation and owned or controlled by the Corporation may be voted, whether by written consent as set forth hereinbelow or at any meeting of such other corporation, by the President of the Corporation, or in the absence of the President, by any Vice President of the Corporation who may be present at such meeting or available to sign such written consent. Whenever in the judgment of the President, or in his absence, of any Vice President, it shall be desirable for the Corporation to execute a proxy or give a consent with respect to any share or shares of stock or other securities issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President or one of the Vice Presidents of the Corporation without necessity of any authorization by the Board of Directors.
 Any person or persons so designated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock or other securities issued by such other corporation and owned by the Corporation.

                                      ARTICLE XI

                            INDEMNIFICATION AND INSURANCE

     SECTION 11.1. THIRD-PARTY ACTIONS. The Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, against expenses (including reasonable attorneys' fees), judgments, fines, liabilities, losses and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     SECTION 11.2. DERIVATIVE ACTIONS. The Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, against expenses (including reasonable attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of

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the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

     SECTION 11.3. RIGHT TO INDEMNIFICATION OF EXPENSES. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Sections 11.1 and 11.2 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including reasonable attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     SECTION 11.4 DETERMINATION OF INDEMNIFICATION. Any indemnification under Sections 11.1 and 11.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has meet the applicable standards of conduct set forth in Sections 11.1 and 11.2. Such determination shall be made (A) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (B) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (C) by the stockholders.

     SECTION 11.5 EXPENSES OF CONTESTED INDEMNIFICATION CLAIMS. If a claim under Section 11.1 or 11.2 is not paid in full by the Corporation within thirty
(30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim.

     SECTION 11.6 ADVANCEMENT OF EXPENSES. Expenses (including reasonable attorneys' fees) incurred by a director or officer in defending any proceeding or prosecuting a claim under Section 11.5 shall be paid by the Corporation in advance of the final disposition of such proceeding or suit upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article.

     SECTION 11.7 INDEMNIFICATION NOT EXCLUSIVE. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.


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     SECTION 11.8   SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

     SECTION 11.9 EMPLOYEES, AGENTS AND OTHERS. The Corporation may, to the fullest extent of the provisions of this Article with respect to directors and officers and to the extent authorized from time to time by the Board of Directors, grant rights of indemnification and advancement of expenses to any employee or agent of the Corporation or any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     SECTION 11.10 CONTRACT RIGHT. Each of the rights of indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall be a contract right and any repeal or amendment of the provisions of this Article shall not adversely affect any such right of any person existing at the time of such repeal or amendment with respect to any act or omission occurring prior to the time of such repeal or amendment, and further, shall not apply to any proceeding, irrespective of when the proceeding is initiated, arising from the service of such person prior to such repeal or amendment.

     SECTION 11.11 INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

     SECTION 11.12 CERTAIN REFERENCES UNDER ARTICLE XI. For purposes of this Article, the following references shall have the following meanings:

          (A) "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued;

          (B) "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan;


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          (C)  a person who acted in good faith and in a manner he or she reasonably believed to be in the best interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation;"

          (D)  "other enterprises" shall include employee benefit plans;

          (E) "proceeding" shall include any pending or completed action, suit or proceeding, whether formal or informal or civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding;

          (F) "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.







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